UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 12, 2009
DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 755-5500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 12, 2009, the Board of Directors of Developers Diversified Realty Corporation (the “Company”) approved amendments to the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan (the “2008 Plan”) and any other existing equity-based award plan pursuant to which equity awards may be granted (collectively with the 2008 Plan, the “Plans”) that will, with respect to future grants under the Plans, revise the definition of the term “Change in Control” in the Plans to provide that a Change in Control shall occur upon the acquisition by any individual, entity or group of beneficial ownership of 30% or more of the voting power of the Company’s outstanding securities without the prior consent of the Board of Directors (which represents an increase from 20% or more). Additionally, the Board of Directors approved amendments to the Plans to eliminate the automatic vesting of awards made pursuant to the Plans solely upon the occurrence of a Change in Control or 409A Change in Control (each as defined in each Plan, to the extent applicable). The Board of Directors also authorized that new award agreements evidencing awards made pursuant to the Plans (“Award Agreements”) will provide that accelerated vesting of awards made pursuant to the Plans in connection with a Change in Control or a 409A Change in Control will only be triggered if, within two or three years following the Change in Control or 409A Change in Control (as applicable and consistent with the time periods provided in any employment agreement or change in control agreement to which the participant is a party), a participant’s employment with the Company, any subsidiary or any affiliate entity thereof is terminated without “cause” or, if the Award Agreement so provides, the participant resigns for “good reason” (to be defined in the Award Agreements).
The 2008 Plan is subject to approval of the Company’s shareholders at its Annual Meeting of Shareholders to be held on June 25, 2009.
The Board of Directors also authorized the Company to amend the existing employment agreements and change in control agreements with the Company’s Chairman and Chief Executive Officer, Scott A. Wolstein, and President and Chief Operating Officer, Daniel B. Hurwitz, to eliminate gross-up payments for any excise taxes, penalties or interest otherwise payable in connection with (a) any change in control, pursuant to Section 4999 of the Internal Revenue Code of 1986 (the “Code”) or otherwise, and (b) any violation of Section 409A of the Code. Each of Mr. Wolstein and Mr. Hurwitz has agreed to eliminate such gross-up payments from his employment agreement and change in control agreement. The Company commits not to include gross-up payments for any excise taxes, penalties or interest payable in connection with any change in control in any future employment agreements or change in control agreements, or any amendments to any existing employment agreements or change in control agreements, with executive officers.
The Board of Directors also agreed to consider implementation of a policy regarding the pledging of the Company’s securities by its officers, directors and other individuals who are subject to the Company’s insider trading policy.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ Joan U. Allgood
Joan U. Allgood
Executive Vice President — Corporate Transactions and Governance

Date: June 12, 2009